EXHIBIT 5(a)

Fidelity Investments Life Insurance Company
APPLICATION FOR SELF DIRECTED INCOME ANNUITY
1. WHO WILL BE THE ANNUITANT/OWNER?
Name  __________________ Date of Birth   _______________
Address __________________ Sex    _______________
City, State __________________ Social Security Number _______________
Zip Code __________________ Daytime Telephone Number _______________
2. IF THERE IS A JOINT ANNUITANT, WILL THE JOINT ANNUITANT BE AN OWNER?
 YES  NO
3. WHO IS THE JOINT ANNUITANT (if any)?
Name  __________________ Date of Birth   _______________
Address __________________ Sex    _______________
City, State __________________ Social Security Number _______________
Zip Code __________________ Daytime Telephone Number _______________
      Relationship to Annuitant: _______________
4. IS THIS CONTRACT AN IRA ROLLOVER?
  Yes  No
5. HOW WILL YOU PAY FOR THIS CONTRACT?
 A. Check for $ ____________ is enclosed made payable to Fidelity
Investments
  Life Insurance Co.
 B. Exchange of shares from ________________________________
          Fidelity Fund Number/Fidelity Account Number
  in ________________ registered to _____________________________
                  Fund Name      Name
  All shares OR $ __________ worth of shares.
A signature guarantee is required ONLY for payment by exchange of Fidelity mutual fund shares that are not registered to you. It must be by a national bank or state chartered commercial bank or trust company (except by a savings bank) or by a member firm of the New York, American, Boston, Midwest or Pacific Stock Exchange.
Share Owner Authorization     Joint Owner Authorization
X        X
Signature Guarantee
Stamp and Signature
 C.  _____  Exchange of another life insurance or annuity contract (1035
Exchange).
6. PLEASE SELECT ONE OF THE FOLLOWING ANNUITY INCOME OPTIONS. (If funds from this annuity originally came from a rollover or company pension plan there may be limitations.)
(check ONE of the following)
 SINGLE LIFE ANNUITY OR JOINT AND SURVIVOR ANNUITY WITH SURVIVOR RECEIVING
       Full Annuity Income
       Two-thirds of Full Annuity Income
       One-half of Full Annuity Income
DO YOU WANT A GUARANTEE PERIOD?
 Yes   No
If yes, how many years? _______
(Must be at least 5 but not more than 30 years)
7. WHEN WOULD YOU LIKE YOUR FIRST ANNUITY INCOME DATE TO BE? ___ /1/ __ or __ /15/ ___
 (This date MUST be either the 1st or 15th day of the month.)
 How frequently do you want your income deposited into your checking account?
  Monthly       Quarterly       Semi-annually       Annually
 If you wish to receive a check or other mode of payment instead of direct deposit, please indicate this in the Special Request Section.

8. HOW WOULD YOU LIKE YOUR PURCHASE PAYMENT ALLOCATED BETWEEN FIXED AND VARIABLE INCOME? ONCE SELECTED, THIS ALLOCATION CANNOT BE CHANGED.
  Fixed   Variable
 ___ 0%   100%
 ___ 25%   75%
 ___ 50%   50%
 ___ 75%   25%
 ___ 100%   0%
 HOW WOULD YOU LIKE THE VARIABLE PORTION ALLOCATED? (In whole numbers of not less than 10%) TRANSFERS AMONG THE VARIABLE PORTFOLIOS ARE ALLOWED EVEN AFTER INCOME BEGINS.
 Asset Manager   _____%
 Money Market    _____%
 Investment Grade Bond  _____%
 High Income    _____%
 Equity-Income    _____%
 Index 500    _____%
 Growth    _____%
 Overseas    _____%
 Other     _____%
 TOTAL:      100  %
I understand the entire portion of any net purchase payment that I allocate to the Variable Account will be invested in the Money Market Portfolio until the end of the Free Look period.
9. WHICH BENCHMARK RATE OF RETURN WOULD YOU LIKE?
  3.5% (conservative)   5% (Moderate)
10. WHO WILL BE THE BENEFICIARY(IES) OF THIS CONTRACT?
  Please list the name and relationship to the Annuitant.
 BENEFICIARY:
  Name   __________________________ Relationship
_______________________________
 CONTINGENT BENEFICIARY:
  Name:   __________________________ Relationship
_______________________________
 _____________________________________________________________
11. WILL THIS CONTRACT REPLACE OR CHANGE ANY EXISTING LIFE INSURANCE OR
ANNUITIES?
  No       Yes (If yes, please list below)
 ______________________________ __________________ ____________
 Company Name     Contract or Policy Number Estimated Value
12. SPECIAL REQUESTS
13. PLEASE READ THESE SECTIONS AND SIGN BELOW
SUITABILITY
I HAVE RECEIVED AND READ THE PROSPECTUS. THE ANNUITY INCOME, WHEN BASED ON THE VARIABLE PORTFOLIOS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT RESULTS AND NO MINIMUM ANNUITY INCOME IS GUARANTEED. ALL VALUES UNDER THE VARIABLE ANNUITY PROVISIONS ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
If this Contract is for an IRA rollover, I have received and understand the Disclosure Statement. If I am opening an IRA with a distribution from an employer-sponsored retirement plan, I certify that such distribution is a partial or qualified total distribution which qualifies for rollover treatment and I irrevocably elect to treat this contribution as a rollover contribution. I am of legal age to enter into this agreement. I certify under penalties of perjury that my Social Security Number listed on this application is correct.
AGREEMENT
Each signer agrees that to the best of his or her knowledge and belief, all statements and answers on this application are complete and true and may be relied upon in issuing the contract. The answers will form a part of any contract issued, and no registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. The company will furnish any information that may be currently required by the jurisdiction in which this policy is delivered.
I recognize that neither Fidelity Investments Life Insurance Company nor Fidelity Brokerage Services, Inc. is a bank. The annuity is not backed or guaranteed by any bank or insured by the FDIC.
Signed at
City _________________  State _______ on _______________ (date).
Annuitant/Owner  ___________________________
Joint Annuitant (if an Owner) ____________________________